Exhibit 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the use in this Registration Statement on Amendment No. 2 to the Form SB-2 (No. 333-145304) of our report dated August 9, 2007, except for Note 15 as to which the date is October 16, 2007, relating to the financial statements of NitroSecurity, Inc. which appear in the Registration Statement, and to the reference to us under the heading “Experts” which appears in such Registration Statement.
/s/ Carlin, Charron & Rosen, LLP
Boston, Massachusetts
November 8, 2007